Exhibit 10.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

____________________________________ In re: NATIONSRENT, INC., et al., Debtors. ____________________________________	Chapter 11 Case No. 01-11628 (PJW) Jointly Administered

NATIONSRENT LIQUIDATING TRUST AGREEMENT

           This NationsRent Liquidating Trust Agreement (the "Agreement") dated as of June 13, 2003 by and among NationsRent, Inc. ("NationsRent"), and NationsRent USA, Inc., NationsRent Transportation Services, Inc., NR Delaware, Inc., NRGP, Inc., NationsRent West, Inc., Logan Equipment Corp., NR Dealer, Inc., NR Franchise Company, BDK Equipment Company, Inc., NationsRent of Texas, LP and NationsRent of Indiana, LP (collectively with NationsRent, along with any successors in interest, the "Debtors"), as settlors, and Perry Mandarino as trustee (the "Initial Trustee"), for the benefit of the holders of Allowed Class C-4 Claims under the terms of the First Amended Joint Plan of Reorganization of NationsRent and the other Debtors filed in the above-captioned matter (as modified by certain modifications filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on April 16, 2003, May 6, 2003 and May 13, 2003 (the "Plan") and confirmed by the Bankruptcy Court in the Chapter 11 Cases No. 01-11628 through 01-11639 (Jointly Administered) by Order dated May 14, 2003 (the "Confirmation Order").

WITNESSETH:

          WHEREAS, the Trust (as defined in Article I) is created on behalf, and for the sole benefit, of the Beneficiaries (as defined in Article I);

          WHEREAS, pursuant to the Plan and the Confirmation Order, NationsRent was merged with and into Las Olas Thirteen Corporation ("Las Olas Thirteen"), a Delaware corporation and an indirect subsidiary of NR Holdings, Inc., a Delaware corporation ("Holdco");

          WHEREAS, in accordance with the terms of the Plan, on the Effective Date, (i) Holdco shall issue five percent (5%) of each of the New Common Stock and the New Preferred Stock, and Las Olas Thirteen shall transfer the New Subordinated Notes (the New Common Stock, New Preferred Stock and New Subordinated Notes, collectively, the "New Securities") not otherwise distributed to the New Capital Providers, to the Trust, and Holdco shall distribute $300,000 in cash (the "Cash Amount") to the Trust and (ii) the Debtors shall assign to the Trust all of their rights to pursue, and receive all recoveries on account of, all Unresolved Avoidance Actions (against parties not released under the Plan) and all Retained Actions;

          WHEREAS, the primary purpose of the Trust is the liquidation of the Trust Assets and the Trust’s purposes are limited to (i) the collection of the Trust Assets (as defined in Article I), (ii) the sale of New Securities in one or a series of related transactions for cash and/or other property, (iii) the investigation and pursuit of Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions, to the extent deemed reasonable by the Trustee (as defined in Article I), (iv), the prosecution and/or settlement of objection to Class C-4 Claims, (v) the distribution of Trust Assets from time to time in accordance with the terms of this Agreement (vi) becoming a party to, and being bound by the terms and conditions of, that certain Stockholders’ Agreement, dated the Effective Date, by and among Holdco and the stockholders named therein or which may become a party thereto (the "Stockholders’ Agreement"), (vii) becoming a party to, and being bound by the terms and conditions of, that certain Call Agreement, dated the Effective Date, by and between Holdco and the Trustee (the "Call Agreement"), and (viii) following the sale of the New Securities and the Trust’s investigation and pursuit of the Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions, the liquidation of any remaining Trust Assets in accordance with the terms of this Agreement, the Stockholders’ Agreement, the Call Agreement and the Plan; and

          WHEREAS, pursuant to the Plan, the Debtors, the Trustee, and the Beneficiaries are required to treat, for federal income tax purposes, the transfer of the Trust Assets to the Trust as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Class C-4 Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for their beneficial interests in the Trust, and to treat the Beneficiaries as the grantors and owners of the Trust; and

           WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Debtors and the Initial Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

           1.1      Definitions

           1.1.1      "Beneficiaries" shall collectively mean the holders of Allowed Class C-4 Claims under the Plan, or any successors to such holders’ Allowed Class C-4 Claims pursuant to Section 12.1 herein.

           1.1.2      "Permitted Investments" shall mean investments in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, or (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof.

           1.1.3      "Proportionate Share" shall mean, with respect to a particular Beneficiary, a fraction, the numerator of which is the amount of such Beneficiary’s Allowed Class C-4 Claims and the denominator of which is the amount of the Allowed Class C-4 Claims for all of the Beneficiaries.

           1.1.4      "Trust" shall mean the liquidating trust established pursuant to the terms of this Agreement and the Plan.

           1.1.5      "Trust Assets" shall mean the following assets held from time to time pursuant to this Agreement by the Trustee for the benefit of the Beneficiaries: (i) the New Securities, the Cash Amount, the Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions and the proceeds and/or income related to the New Securities, the Cash Amount, the Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions (including any dividends, payments or other distributions received on account of the New Securities, any consideration received in connection with the sale of the New Securities, and any cash proceeds or other consideration recovered on account of such Unresolved Avoidance Actions and Retained Actions) and (ii) any assets acquired in exchange, or in substitution, for the assets referenced in clause (i) of this definition.

           1.1.6      "Trustee" shall mean (x) initially, the Initial Trustee, and (y) any successors or replacements duly appointed under the terms of this Agreement.

           1.2      Use of Plan Definitions. All terms which are used in this Agreement and not defined herein shall have the same meaning set forth in the Plan. In the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Agreement shall govern and control.

           1.3      Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

ARTICLE II

DECLARATION OF TRUST

           2.1      Creation of Liquidating Trust. The Debtors and the Trustee, pursuant to the Plan and in accordance with title 11 of the Bankruptcy Code, hereby constitute and create the Trust, which shall bear the name "NationsRent Unsecured Creditor’s Liquidating Trust." In connection with the exercise of the Trustee’s power hereunder, the Trustee may use this name or such variation thereon as the Trustee sees fit.

           2.2      Purpose of Trust. The Trust is organized for the primary purpose of liquidating the Trust Assets, and the Trust’s purposes are limited to the following: (i) to collect the Trust Assets; (ii) to hold, vote and sell or exchange the New Securities; (iii) to pursue the Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions, to the extent deemed reasonable by the Trustee; (iv) to make distributions of the Trust Assets from time to time in accordance with the terms of this Agreement; (v) to investigate, prosecute and/or settle objections to Class C-4 Claims (vi) becoming a party to, and being bound by the terms and conditions of, the Stockholders’ Agreement; (vii) becoming a party to, and being bound by the terms and conditions of, the Call Agreement; and (viii) following the sale of the New Securities and the investigation and pursuit of the Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions, to liquidate the Trust, in the case of each of the above clauses, for the benefit of the Beneficiaries in accordance with the terms of this Agreement, the Stockholders’ Agreement, the Call Agreement and the Plan. The activities of the Trust shall be limited to those activities set forth in Article III hereof and those reasonably related or ancillary thereto. The Trust shall not engage in the conduct of any trade or business, except to the extent reasonably necessary to, and consistent with, the purposes of the Trust.

           2.3      Appointment and Acceptance of Initial Trustee. The Initial Trustee is hereby named, constituted and appointed as the Trustee, to act and serve as trustee of the Trust upon and subject to the terms and conditions set forth herein. The Initial Trustee is willing, and does hereby accept the appointment, to act and serve as trustee of the Trust, and to hold and administer the Trust Assets pursuant to the terms and conditions of this Agreement, the Stockholders’ Agreement, the Call Agreement and the Plan.

           2.4       Transfer of Trust Assets.

                 A.      In consideration for the satisfaction of all Allowed Class C-4 Claims, the Debtors hereby grant, release, assign, transfer and deliver, on behalf of the Beneficiaries, the Trust Assets to the Trustee as of the Effective Date, free and clear of all liens, claims, encumbrances and interests, in trust for the benefit of the Beneficiaries to be applied as specified in this Agreement and the Plan. In addition, the Debtors hereby assign to the Trust as of the Effective Date all of their rights to object to all Class C-4 Claims. The Debtors shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Debtors shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Trust Assets.

                 B.      For all federal, state and local income tax purposes, the Debtors, the Beneficiaries, and the Trustee shall treat the transfer of the Trust Assets to the Trust as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Class C-4 Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for their beneficial interests in the Trust. Thus, the Beneficiaries shall be treated as the grantors and owners of the Trust.

                 C.      For all federal income tax purposes, the Trustee and the Beneficiaries shall apply consistent valuations of the Trust Assets.

           2.5      No Reversion to the Debtors. Except as may be required or permitted under the Stockholders’ Agreement or the Call Agreement, in no event shall any part of the Trust Assets revert to or be distributed to any of the Debtors.

ARTICLE III

ADMINISTRATION OF THE NATIONSRENT TRUST

           3.1      Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in this Agreement. The Trustee shall have the power to take the actions granted in the subsections below and any powers reasonably incidental thereto, which the Trustee, in his reasonable discretion, deems necessary or appropriate to fulfill the purposes of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement, the Stockholders’ Agreement or the Call Agreement:

                A.      Hold legal title to any and all rights of the Debtors and the Beneficiaries in or arising from the Trust Assets, including, but not limited to, the New Securities and the right to vote the New Securities and any other Trust Assets consisting of securities as provided for in Article IV hereof;

                B.      In reliance upon the official claims register maintained in the Debtors' Chapter 11 cases, maintain on the Trustee's books and records (or on the books and records of any agent appointed by the Trustee to maintain a record of the Beneficiaries and their respective beneficial interests in the Trust) a register evidencing the beneficial interest in the Trust held by each Beneficiary;

                C.      Protect and enforce the rights to the Trust Assets vested in the Trustee by this Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or otherwise;

                D.      Subject to the provisions of the Stockholders' Agreement and the Call Agreement, sell or exchange the New Securities for cash and/or other property at such times and for such consideration that the Trustee deems appropriate;

                E.      Make all distributions provided for in, or contemplated by, the Plan and/or this Agreement;

                F.      Open and maintain bank accounts on behalf, or in the name, of the Trust;

                G.      Make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file returns for the Trust pursuant to Section 8.9 hereof;

                H.      Send annually to each Beneficiary a separate statement stating the Beneficiary's Proportionate Share of income, gain, loss, deduction or credit and instruct all such Beneficiaries to report such items on their federal tax returns;

                I.      Establish such reserves for taxes, assessments and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;

                J.      Provide Beneficiaries with access to financial information concerning the Trust and the Trust Assets in accordance with Section 8.9;

                K.      Pay all expenses and make all other payments relating to the Trust Assets and the operation of the Trust;

                L.      Retain and pay third parties pursuant to Section 3.2 hereof;

                M.      Carry insurance coverage or obtain a bond in such amounts as the Trustee deems advisable as an expense of the Trust;

                N.      Hold, pursue, prosecute, release, settle, sell, transfer or abandon, as the case may be, any and all Unresolved Avoidance Actions (against parties not released under the Plan) and Retained Actions as the Trustee reasonably determines in the exercise of his business judgment;

                O.      Object to Class C-4 Claims and prosecute and/or settle objections to Class C-4 Claims;

                P.      Exercise all powers provided under the Plan or in the Confirmation Order;

                Q.      Invest any Trust Assets consisting of cash in Permitted Investments; and

                R.      Take any and all actions necessary to cause the Trust to be or remain in compliance with applicable federal, state and/or local laws, rules and regulations.

           Notwithstanding the foregoing, except for the reimbursement of expenses and the compensation to be paid to the Trustee out of the Trust Assets in accordance with Section 8.8 of this Agreement, the Trustee shall not, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to the Trustee or any person affiliated with the Trustee.

           3.2      Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, accountants, appraisers, or other parties deemed by the Trustee to have qualifications necessary or desirable to assist in the proper administration of the Trust. The Trustee shall pay the reasonable salaries, fees and expenses of such persons out of the Trust Assets in the ordinary course of business without the need for approval of the Bankruptcy Court.

           3.3      Investment and Safekeeping of Trust Assets. All moneys and other assets received by the Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries. The Trustee shall be under no liability for interest or producing income on any moneys received by it herein and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trustee. Investments of any moneys held by the Trustee shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Trustee to invest any Trust Assets consisting of cash shall be limited to Permitted Investments.

ARTICLE IV

VOTING RIGHTS

           4.1      Voting of Stock. Upon the execution of this Agreement, it shall be the duty of the Trustee and the Trustee shall have the sole and exclusive power and authority to vote any of the New Securities or any other securities held in Trust pursuant to this Agreement in person, or by proxy, or by consent to corporate action or otherwise, in his reasonable discretion in accordance with the purposes of the Trust. No Beneficiary has any ownership rights in or to the New Securities other than such Beneficiary’s right to receive a Proportionate Share of any distributions of the Trust Assets.

ARTICLE V

DISTRIBUTIONS FROM THE TRUST

           5.1      Distributions in General. Notwithstanding anything contained in the Plan to the contrary, but subject to the provisions of Section 5.2 of this Agreement, the Stockholders’ Agreement and the Call Agreement, any distributions of all or a portion of the Trust Assets to the Beneficiaries shall be made at such times as the Trustee, in the exercise of his sole discretion, deems appropriate and so long as such distribution can be made without detriment to the conservation and protection of the remaining Trust Assets and the operation of the Trust; provided, however, the Trustee shall distribute, or cause to be distributed, at least annually to the Beneficiaries in accordance with this Article V the net income of the Trust plus all net proceeds from the sale of Trust Assets, except that the Trust shall retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Trust Assets or to meet claims and contingent liabilities (including Disputed Claims). The Trustee shall not make any distribution of Trust Assets to the Beneficiaries unless the Trustee retains and reserves in the Trust such amounts as are reasonably necessary to satisfy amounts that would have been distributed, in accordance with Section 5.3 hereof, in respect of Disputed Claims if the Disputed Claims were determined to be Allowed Class C-4 Claims immediately prior to such proposed distribution to the Beneficiaries (the amounts so retained and reserved in the Trust are referred to herein as, the "Disputed Claim Reserve Amount"). The Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Trust Assets during liquidation and, to the extent the Trustee receives cash or cash equivalents in excess of such reasonable amount as a result of the sale or exchange of the New Securities or the recovery of any Unresolved Actions (against persons not released under the Plan) or Retained Actions, the Trustee shall promptly cause such excess cash or cash equivalents to be distributed to the Beneficiaries in accordance with the terms of this Agreement.

           5.2      New Securities. Notwithstanding anything contained herein or in the Plan to the contrary, the Trustee is expressly prohibited from distributing all or any portion of the New Securities to the Beneficiaries, except for (i) any cash payments or cash dividends paid to the Trust by Holdco in accordance with the terms, or on account, of such New Securities, (ii) any cash or other consideration received by the Trust in connection with a sale or other disposition of the New Securities by the Trustee or (iii) any distribution of the New Securities (or any securities issued in exchange for the New Securities) to the Beneficiaries upon a termination of the Trust in accordance with Section 11.3, if, and only if, Holdco has not purchased such New Securities pursuant to the Call Agreement. In accordance with Section 3.1 of this Agreement, but subject to the provisions of the Stockholders’ Agreement and the Call Agreement, the Trustee is authorized and empowered to consummate a sale of all or a portion of the New Securities at such times and for such consideration as the Trustee deems appropriate and in the best interest of the Beneficiaries. Subject to compliance with the provisions of the Stockholders’ Agreement, and subject to any other restrictions on transfer that may be contained in the terms and conditions of the relevant New Securities, the consent of Holdco shall not be required for the sale of all or any portion of the New Securities effected in accordance with applicable securities laws and, to the extent a legal opinion is required to effect such sale of New Securities, Holdco shall, at its expense, deliver such opinion of counsel.

           5.3      Pro Rata Share of Distributions. Each Beneficiary shall receive its Proportionate Share of any and all distributions of the Trust Assets, except that the Trustee may withhold from amounts distributable to any Beneficiary any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

           5.4      Distributions After Allowance or Disallowance of a Disputed Claim. Subject to the provisions of Section 5.2 of this Agreement, the Stockholders’ Agreement and the Call Agreement, within thirty (30) days of a Disputed Claim becoming an Allowed Class C-4 Claim, the Trustee shall distribute to the holder thereof, from the Disputed Claim Reserve Amount, such amount of Trust Assets as would have been distributed to such holder (without interest) in accordance with previous distributions made by the Trustee in accordance with this Article V if such holder’s Disputed Claim had been an Allowed Class C-4 Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, at such time as the Trustee deems desirable and in accordance with Article V of this Agreement, the amount of any Disputed Claim Reserve Amount with respect to any Disputed Claim that becomes disallowed.

           5.5      Payments Limited to Trust Assets. All payments to be made by the Trustee to or for the benefit of any Beneficiary shall be made only from the Trust Assets and only to the extent that the Trustee has sufficient reserves to make such payments as the Trustee deems reasonably necessary or desirable. Each Beneficiary shall have recourse only to the Trust Assets for distributions under this Agreement.

           5.6      Priorities of Distribution. The Trustee must pay the operating expenses of the Trust before approving distributions to or for the Beneficiaries.

ARTICLE VI

BENEFICIARIES

           6.1      Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Debtors to any title in or to the Trust Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein.

           6.2      Ownership of Beneficial Interests Hereunder. Each Beneficiary shall own a beneficial interest in the Trust equal to its Proportionate Share of all Allowed Class C-4 Claims.

           6.3      Evidence of Beneficial Interest. Ownership of a beneficial interest in the Trust shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee (or the agent appointed by the Trustee for purposes of maintaining a record of the Beneficiaries and their respective beneficial interests in the Trust).

           6.4      Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in Section 12.1 of this Agreement shall be forwarded to the Trustee by registered or certified mail, as set forth herein. The notice shall be executed by both the transferee and the transferor (or, in the case of the death of a Beneficiary, the notice shall be executed by the transferee and the executor or administrator of the estate of such deceased Beneficiary) and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest to be transferred. The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

           6.5      Standing of Beneficiary. Except for Beneficiaries holding a majority of the beneficial interests in the Trust, no Beneficiary shall have standing to request that the Bankruptcy Court remove the Trustee or to direct the Trustee to do or not to do any act other than as described herein.

ARTICLE VII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

           7.1      Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Trust Assets. There is no obligation on any person dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

           7.2      Limitation of Trustee’s Liability. Anything herein to the contrary notwithstanding, in exercising the rights granted herein, the Trustee shall exercise the Trustee’s best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all the Beneficiaries are safeguarded; but the Trustee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for gross negligence, willful misconduct, fraud or intentional misconduct.

           7.3      Indemnification. The Trustee shall be indemnified and receive reimbursement against and from all loss, liability, expense (including counsel fees) or damage which the Trustee may incur or sustain in the exercise and performance of any of the Trustee’s powers and duties under this Agreement, to the full extent permitted by applicable law, except if such loss, liability, expense or damage is finally determined by a court of competent jurisdiction to result from the Trustee’s gross negligence, willful misconduct, fraud or intentional misconduct. The amounts necessary for such indemnification and reimbursement shall be paid by the Trustee out of the Trust Assets. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Trustee, or the termination of the Trust, and shall inure to the benefit of the Trustee’s heirs and assigns.

           7.4      Exculpation. The Trustee shall not be personally liable to the Trust, the Beneficiaries or any other person for the payment of any Trust expense or claim or other liability of the Trust, and neither the Trust, the Beneficiaries or any other person shall look to the Trustee personally for the payment of any such expense or liability, except to the extent such expense or claim or other liability of the Trustee results from (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (ii) any transaction from which the Trustee derived an improper personal benefit. No amendment, modification or repeal of this Section 7.4 shall adversely affect any right or protection of the Trustee that exists at the time of such amendment, modification or repeal.

ARTICLE VIII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE; ACCESS TO INFORMATION

           8.1      Initial Trustee. The initial Trustee shall be Perry Mandari no.

           8.2      Term of Service. The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trust in accordance with this Agreement, or (c) the Trustee’s death, resignation or removal.

           8.3      Removal of a Trustee. Any person serving as Trustee may be removed at any time by the vote or written consent of Beneficiaries owning a majority of the beneficial interests in the Trust.

           8.4      Resignation of Trustee. The Trustee may resign at any time by giving Lowenstein Sandler PC at least thirty (30) days written notice of his or her intention to do so. In the event of a resignation, the resigning Trustee shall render to the Beneficiaries a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date specified in the notice; (ii) the date that is thirty days (30) after the date the notice is delivered; or (iii) the date the accounting described in the preceding sentence is delivered.

           8.5      Appointment of Successor Trustee. Upon the resignation, death, incapacity, or removal of the Trustee, Beneficiaries owning a majority of the beneficial interests in the Trust shall appoint a successor Trustee to fill the vacancy so created within thirty (30) days following receipt of notice of the resignation, death, incapacity, or removal of the Trustee. Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and shall agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of his heirs and legal and personal representatives, successors or assigns.

           8.6      Powers and duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers, and duties of his or her predecessor under this Agreement and the Plan.

           8.7      Trust Continuance. The death, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee. In the event that a successor Trustee is not appointed when required under this Agreement, the Bankruptcy Court shall appoint a successor Trustee.

           8.8      Compensation and Costs of Administration. The Trustee shall receive fair and reasonable compensation for his services in accordance with the compensation schedule annexed hereto as Schedule A, which shall be a charge against and paid out of the Trust Assets. All costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out their responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid by the Trustee from the Trust Assets prior to any distribution to the Beneficiaries.

           8.9      Periodic Reports; Filing Requirements. The Trustee shall prepare the following reports and shall make such reports available to each Beneficiary (which reports shall be deemed to have been made available to a Beneficiary if such reports are distributed to the Beneficiaries by mail or made accessible by an intralink website provided to the Beneficiaries by the Trustee):

                A.      Within 45 days after the end of each calendar quarter commencing with the first calendar quarter ending on September 30, 2003, (i) an unaudited operating statement showing all revenues received by the Trust and all expenses of operations of the Trust for such calendar quarter and (ii) an unaudited written report and accounting showing (1) the assets and operating expenses of the Trust as at the end of such calendar quarter, (2) any changes in the Trust Assets during such calendar quarter, (3) the amount of the Dispute Claim Reserve Amount and (4) any material action taken by the Trustee during such calendar quarter in the performance of his duties under the Plan and this Agreement.

                B.      Within ninety (90) days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trustee shall prepare reports for the prior year as described in Section 8.9A above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence); the financial statements included in such reports need not be audited unless otherwise required by law.

                C.      The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). All of the Trust's income shall be treated as subject to tax on a current basis, and the Trustee shall pay such taxes on behalf of the Beneficiaries out of the Trust Assets.

           8.10      Tax Information. The Trustee shall timely furnish to the Beneficiaries and other recipients of distributions from the Trust such information and returns with respect to any federal or state tax as shall be required by law.

           8.11      Additional Reports and Filing. The Trustee shall timely (i) prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law and (ii) prepare and file with the Bankruptcy Court such reports and submissions that may be required by the Plan.

ARTICLE IX

FINANCIAL AND OTHER COVENANTS OF NATIONSRENT

           9.1      Financial Information. For as long as the Trust is in existence and is a party to the Stockholders' Agreement, Holdco shall deliver to the Trustee the financial and other information specified in Section 7.2 of the Stockholders' Agreement.

           9.2      Assistance in Prosecuting Unresolved Avoidance Actions and Retained Actions. From time to time, upon the written request of the Trustee, Holdco shall cooperate with the Trustee and provide such reasonable assistance as is requested by the Trustee in connection with the prosecution of Unresolved Avoidance Actions (against persons not released under the Plan) and Retained Actions and the Trustee’s objections to Class C-4 Claims. For purposes of the immediately preceding sentence, reasonable assistance shall be deemed to include, without limitation, making Holdco personnel available, at such reasonable times as may be requested by the Trustee, without charge to the Trustee or the Trust.

ARTICLE X

MAINTENANCE OF RECORDS

           10.1      Maintenance of Records. The Trustee shall maintain books and records containing a description of all property from time to time constituting the Trust Assets and an accounting of all receipts and disbursements. Said books shall be open to inspection by any Beneficiary at any reasonable time during normal business hours. The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements of the Trust.

ARTICLE XI

DURATION OF TRUST

           11.1      Duration. The Trust shall become effective upon the Effective Date. Thereupon, the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated

           11.2      Termination Upon Distribution of All Trust Assets. Upon the payment of all costs, expenses, and obligations incurred in connection with administering the Trust, and the distribution of all of the Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Agreement, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law.

           11.3      Termination After Five Years. If the Trust has not been previously terminated pursuant to Section 11.2 hereof, on the fifth anniversary of the Effective Date (the "Expiration Date"), but subject to the provisions of the Call Agreement, the Trustee shall distribute all of the Trust Assets to the Beneficiaries in accordance with this Agreement and the Plan and immediately thereafter, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith, unless the Bankruptcy Court shall, within six (6) months of the Expiration Date, approve an extension of the existence of the Trust for a finite term based upon a finding that such an extension is necessary for the Trust to liquidate the Trust Assets or otherwise fulfill the purposes of the Trust.

ARTICLE XII

MISCELLANEOUS

           12.1      Limitation on Transferability. It is understood and agreed that the beneficial interests in the Trust shall be non-assignable except by death or by operation of law. An assignment by death or operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Trustee by the executor or administrator of the estate of the Beneficiary, in the case of the death of any individual Beneficiary, or the successor to the Beneficiary, in the case of any assignment by operation of law, and the Trustee may continue to pay all amounts to or for the benefit of the assigning Beneficiaries until receipt of proper notification and proof of such assignment. Trustee may rely upon such proof without the requirement of any further investigation.

           12.2      Notices. All notices to be given to Beneficiaries may be given by ordinary mail, or may be delivered personally, to the holders of beneficial interests in the Trust at the addresses appearing on the books kept by the Trustee or the agent responsible for maintaining the list of holders of beneficial interests in the Trust. Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:

If to the Trust:
Perry Mandarino
c/o Traxi LLC
212 West 35th Street
New York, NY 10001
Telecopier: (212) 465-1919

and

Lowenstein Sandler PC
Attention: Kenneth Rosen, Esq.
65 Livingston Avenue
Roseland, NJ 07068
Telecopier: (973) 597-2400

or to such other address as may from time to time be provided in written notice by the Trustee.

           12.3      No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

           12.4      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

           12.5      Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

           12.6      Particular Words. Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words "hereof," "herein," "herein," and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

           12.7      Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.

           12.8      No Execution. All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other person can execute upon, garnish or attach the Trust Assets in any manner or compel payment from the Trust except by an order of the Bankruptcy Court. Payment will be solely governed by the Plan and this Agreement.

           12.9      Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust by and on behalf of the Beneficiaries for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust.

           12.10      Amendment. This Agreement may be amended only by order of the Bankruptcy Court or by the holders of a majority of the beneficial interests in the Trust.

           12.11      Severability. If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year first written above.

NR HOLDINGS, INC.

By:
Name: Joseph H. Izhakoff
Title: Executive Vice President, General
          Counsel and Secretary

LAS OLAS THIRTEEN CORPORATION

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NATIONSRENT USA, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NATIONSRENT TRANSPORTATION SERVICES, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NR DELAWARE, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NRGP, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NATIONSRENT WEST, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

LOGAN EQUIPMENT CORP.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

BDK EQUIPMENT COMPANY, INC.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

NATIONSRENT OF TEXAS, L.P.

By:
Name: Thomas J. Putman
Title: President and Chief Executive Officer

PERRY MANDARINO, TRUSTEE

By:
Name: Perry Mandarino
Title: Initial Trustee

SCHEDULE A

          Perry Mandarino will act at the Trustee under the Trust Agreement. Mr. Mandarino is a principal of Traxi, LLC ("Traxi"). Traxi has acted as the court approved financial advisor for the Official Committee of Unsecured Creditors during the chapter 11 proceedings of NationsRent. Mr. Mandarino will charge the Trust $500.00 per hour for his services subject to periodic increases in the ordinary course. The Trustee will also be entitled to reimbursement for reasonable and necessary costs and any expenses incurred during the performance of his services.